EXHIBIT 10.3



                    SECOND AMENDMENT TO THE RIGHTS AGREEMENT


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                                SECOND AMENDMENT

                                       TO

                                RIGHTS AGREEMENT

                  This Second Amendment, made and entered into as of this 1st day of June, 1998, by and between FLOWSERVE CORPORATION (formerly known as The Duriron Company, Inc. and then Durco International Inc. (the "Company")) and National City Bank, as successor rights agent to Keybank National Association (the "Rights Agent"), is being executed under the following circumstances:

                  WHEREAS, the Board of Directors of the Company on August 1, 1986 (i) authorized the issuance and declared a dividend of one right ("Right") for one share of Common Stock, $1.25 par value per share, of the Company outstanding as of the close of business on August 13, 1986, each Right representing the right to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock, $1.00 par value per share, of the Company having the rights and preferences set forth in Exhibit A to the Rights Agreement, dated as of August 1, 1986 (the "Rights Agreement"), between the Company and Bank One, Dayton, National Association, as rights agent, upon the terms and subject to the conditions set forth in the Rights Agreement, and (ii) further authorized the issuance of one Right with respect to each share of Common Stock of the Company that shall become outstanding between August 13, 1986 and the Distribution Date (as defined herein); and

                  WHEREAS, the Rights Agreement has been amended pursuant to the Amendment to Rights Agreement dated as of August 1, 1996, in accordance with
Section 26 of the Rights Agreement; and

                  WHEREAS, the Board of Directors of the Company, at a meeting properly noticed and convened on April 23, 1998, authorized this amendment to the Rights Agreement, as of the date set forth above;

                  NOW THEREFORE, the Company and the Rights Agent hereby amend the Rights Agreement as follows, pursuant to Section 26 of the Rights Agreement:

1. The following definitions shall be inserted in appropriate alphabetical order in Section 1:

                  "Adjustment Spread" shall have the meaning set forth in
                  Section 33(a)(ii) hereof.

                  "Excluded Rights" shall mean any Rights that are or were at any time on or after the earlier of the Stock Acquisition Date or the Distribution Date acquired or beneficially owned by any Acquiring Person or any Associate or Affiliate of any such Acquiring Person, or any transferee of such Rights.


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                  "Section 33(a)(i) Exchange Ratio" shall have the meaning set forth in Section 33(a)(i) hereof.

                  "Section 33(a)(ii) Exchange Ratio" shall have the meaning set forth in Section 33(a)(ii) hereof.

                  "Unit" shall mean one one-hundredth of a share of Preferred Stock.

2. Sections 7(e), 7(f) and 7(g) shall be deleted from the Rights Agreement in their entirety.

3. Section 11(a)(ii) shall be amended by inserting the following paragraph after Section 11(a)(ii)(B):

                  (C) Any Person shall become an Acquiring Person.

4. A new Section 33 shall be inserted in appropriate numerical order as follows:

                                    SECTION 33.  Exchange.

                                    (a) (i) The Company may, at its option, at
                  any time after any person becomes an Acquiring Person, upon resolution adopted by a majority of the Company's Board of Directors, exchange all or any portion of the then outstanding and exercisable Rights (which shall not include the Excluded Rights) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Section 33(a)(i) Exchange Ratio"). Notwithstanding the foregoing, the Company may not effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 80% or more of the shares of Company Common Stock then outstanding.

                                    (ii) The Company may, at its option, at any
                  time after any person becomes an Acquiring Person, upon resolution adopted by a majority of the Company's Board of Directors, exchange all or any portion of the then outstanding and exercisable Rights (which shall not include the Excluded Rights) for Units of Preferred Stock at an exchange ratio specified in the following sentence, as appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof. Subject to such adjustment, each Right may be exchanged for that number of Units of Preferred Stock obtained by dividing the Adjustment Spread (as defined below) by the then current market price (determined pursuant to Section 11(b)) per Unit of Preferred Stock on the earlier of (i) the date on which any Person becomes an


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                  Acquiring Person and (ii) the date on which a tender or
                  exchange offer by any Person (other than an Exempt Person) is first published or sent or given within the meaning of Rule 14d-4(a) of the Exchange Act Regulations or any successor rule, if upon consummation thereof such Person would be the Beneficial Owner of 30% or more of the shares of Company Common Stock then outstanding (such exchange ratio being the "Section 33(a)(ii) Exchange Ratio"). The "Adjustment Spread" shall equal (x) the aggregate market price on the date of such event of the number of Units of Preferred Stock as shall equal the result obtained by (1) multiplying the then current Purchase Price by the then number of Units of Preferred Stock for which such Right was exercisable immediately prior to the occurrence of any adjustment pursuant to Section 11(a)(ii), and (2) dividing that product by 50% of the then current market price (determined pursuant to Section 11(b), minus (y) the Purchase Price. Notwithstanding the foregoing, the Company may not effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 80% or more of the shares of the Company Common Stock then outstanding.

                                    (b) Immediately upon the action of a
                  majority of the Company's Board of Directors electing to exchange any Rights pursuant to Section 33(a) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Units of Preferred Stock equal to the number of such Rights held by such holder multiplied by the Section 33(a)(i) Exchange Ratio or Section 33(a)(ii) Exchange Ratio, as the case may be. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of Units of Preferred Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Excluded Rights) held by each holder of Rights.

                                    (c) In the event that the number of shares
                  of Preferred Stock or Common Stock that are authorized by the Company's Certificate of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights are not sufficient to permit any exchange of Rights as contemplated in accordance with this Section 33, the Company shall take all such action as may be necessary to authorize additional shares of


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                  Preferred Stock or Common Stock, as the case may be, for
                  issuance upon exchange of the Rights or make adequate provision to substitute (1) cash, (2) Company Common Stock or other equity securities of the Company, (3) debt securities of the Company, (4) other assets or (5) any combination of the foregoing, having an aggregate value equal to the Adjustment Spread, where such aggregate value has been determined by a majority of the Board of Directors of the Company.

                                    (d) The Company shall not be required to
                  issue fractions of Units of Preferred Stock or to distribute certificates that evidence fractional Units. In lieu of fractional Units, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exchanged as herein provided an amount in cash equal to the same fraction of the current market price (determined pursuant to Section 11(b)) of one Unit of Preferred Stock.

                  The remainder of the Rights Agreement shall remain unchanged, and the Rights Agreement, so amended above, shall remain in full force and effect.

                  This amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and performed entirely within such state.

                  IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Rights Agreement as of the day and year first above written.

                                          FLOWSERVE CORPORATION


                                          By: /s/ Ronald F. Shuff
                                             -----------------------------------
                                                Name:  Ronald F. Shuff
                                                Title: Vice President, Secretary
                                                       and General Counsel

                                          NATIONAL CITY BANK


                                          By: /s/ J. Dean Pilesson
                                             -----------------------------------
                                                Name:  J. Dean Pilesson
                                                Title: Vice President